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                                 EXHIBIT 10.04

                          KELLOGG COMPANY SUPPLEMENTAL

                          SAVINGS AND INVESTMENT PLAN
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                                        KELLOGG COMPANY




                                        Supplemental

                                        Savings and Investment Plan





                                                                October 17, 1994
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                               KELLOGG COMPANY

                   SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN

                                  Article I
                                 INTRODUCTION

        1.1 THE PLAN AND ITS EFFECTIVE DATE. The Kellogg Company Supplemental Savings and Investment Plan (the "Plan") is hereby established by the Kellogg Company (the "Company") and certain commonly controlled entities effective, November 1, 1994.
        1.2 PURPOSE. The Company maintains the Kellogg Company Salaried Savings and Investment Plan (the "Savings and Investment Plan"), which is intended to meet the requirements of a "qualified plan" under the Code.
Section 401(a)(17) of the Code places limitations on the amount of annual compensation of each employee which may be taken into account under a qualified plan. For plan years beginning in the 1993 calendar year, the aforesaid limitation on compensation was $235,840, and was scheduled to be indexed annually (the "old compensation limit"). However, the Omnibus Budget Reconciliation Act of 1993 reduced the aforesaid compensation limit to $150,000 for plan years beginning in the 1994 calendar year, and also modified the procedure for indexing the new $150,000 limit (the "new compensation limit"). The purpose of the Plan is to allow employees to make contributions (and receive matching contributions from the Company or another Employer hereunder) which could have been made and accumulated under the Savings and Investment Plan based on the "old compensation limit", but which now cannot be so made and accumulated because of the "new compensation limit".





Kellogg Company
Supplemental Savings and Investment Plan                                  - 1 -

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                                  Article II
                          PARTICIPATION AND BENEFITS

        2.1 ELIGIBILITY TO PARTICIPATE. Subject to the conditions and limitations of the Plan, if an employee of an Employer (as defined in Section 3.7) participates in the Savings and Investment Plan, and such employee has, for any Plan Year beginning on or after November 1, 1994, compensation which exceeds the limitations under Section 401(a)(17) of the Code, then such employee shall be a participant hereunder.
        2.2 COMPENSATION. For purposes of this Plan, the term Compensation shall have the same meaning as given to this term in the Savings and Investment Plan, without regard to the dollar limits contained in Section 401(a)(17) of the Code.
        2.3 OLD COMPENSATION LIMIT. For any Plan Year, the Old Compensation Limit shall be equal to $235,840 multiplied by the ratio of Consumer Price Index for wage earners (CPI-W) for December of the calendar year which immediately precedes the start of the applicable Plan Year over the value of the CPI-W for December of 1992 (such latter value being 139.8). The value determined by the foregoing procedure shall be rounded up to the next higher multiple of $1,000. For the initial Plan Year of this Plan, beginning November 1, 1994, the Old Compensation Limit shall be equal to $241,744, which is rounded up to $242,000.
        2.4 EXCESS COMPENSATION. A participant's Excess Compensation for any Plan Year shall be equal to the lesser of his Compensation for such year or the Old Compensation Limit for such year, reduced by the compensation limitation in effect for such Plan Year under Section 401(a)(17) of the Code. For the initial Plan Year of this Plan, beginning November 1, 1994, the Excess Compensation for any participant shall be no greater than $92,000 (the difference between $242,000 and $150,000).





Kellogg Company
Supplemental Savings and Investment Plan                                  - 2 -

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        2.5       CONTRIBUTIONS.  Contributions to this Plan shall include both
Before-Tax Contributions and Employer Matching Contributions as defined below:
                  (a) A participant's Before-Tax Contribution for any Plan Year shall be equal to the product of his Excess Compensation for such year, multiplied by the percentage of compensation he has elected to contribute to the Savings and Investment Plan as of the payroll period starting on (or immediately before) the first day in which he earns one dollar of Excess Compensation for such Plan Year.
                  (b) A participant's Employer Matching Contribution for any Plan Year shall be equal to 80% of the product of his Excess Compensation for such Plan Year, multiplied by the lesser of 5% or the percentage of contributions elected for the payroll period starting on (or immediately before) the first day in which he earns one dollar of Excess Compensation for such Plan Year.
                  Notwithstanding anything in the Plan to the contrary, for any Plan Year, the total Annual Additions to a participant's accounts in the Savings and Investment Plan and the Plan shall not exceed $30,000. If necessary, a participant's Before-Tax Contribution hereunder, which is in excess of 5% of Excess Compensation, shall be limited in accordance with the procedures adopted by the ERISA Administration Committee in order to ensure compliance with the aforementioned $30,000 annual limitation. If reducing a participant's Before-Tax Contribution hereunder to 5% of Excess Compensation is not sufficient to achieve such compliance, the participant's Before-Tax Contributions hereunder shall be limited to less than 5% of Excess Compensation and the related 80% Employer Matching Contributions (on the amount of Before-Tax contributions which are foregone) shall not be made hereunder. The $30,000 annual limitation referenced in this Section 2.5 shall be increased to reflect increases in the cost-





Kellogg Company
Supplemental Savings and Investment Plan                                  - 3 -
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of-living in the same manner as the $30,000 annual limitation set forth in
Section 415(c)(1)(A) of the Code.
                  In the event that the foregoing $30,000 limit is exceeded in any Plan Year, for any reason, the Administrative Committee shall direct that the portion of the excess attributable to Before-Tax Contributions hereunder be refunded to the affected Employee, and that the portion of the excess attributable to Employer Matching Contributions hereunder be forfeited from the Employee's accounts. Any earnings credited on such excess Contributions shall be refunded or forfeited in the same manner as the related Contributions.
        2.6 ACCOUNTS AND CREDITING OF EARNINGS. Two accounts shall be maintained for each participant in this Plan; one to record accumulated Before-Tax Contributions (and earnings thereon) and one to record accumulated Employer Matching Contributions (and earnings thereon). Earnings on both accounts shall be credited at the same time and in the same amount and manner as credited to Savings and Investment Plan accounts which are invested in the fixed income fund provided thereunder for investment of a participant's accounts.
        2.7 VESTING OF AMOUNTS. All accounts maintained hereunder shall be 100% vested at all times and, except as provided in Section 3.3 or 3.4, shall not be forfeitable for any reason.
        2.8 PAYMENT OF BENEFITS. Payment of Plan benefits shall be accomplished by means of payments directly from the Employer. Subject to the last paragraph of this Section, distribution of any such benefits shall be made in the same manner and form and subject to the same conditions, as the distributions available under the Savings and Investment Plan, so long as an election is made prior to the earliest date on which a distribution may be made; except that the participant may elect, with the ERISA Administration Committee's approval, to receive the distribution of his accounts in a form other than as provided by the Savings and Investment Plan.





Kellogg Company
Supplemental Savings and Investment Plan                                  - 4 -
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                  Notwithstanding the foregoing, for any Employee who is a
"covered employee" within the meaning of Section 162(m) of the Code, distribution of such Employee's participant accounts shall not commence before the earliest date such distribution would be deductible, for income tax purposes, by the Employer.
                  No in-service withdrawals or loans shall be available from the Plan. No distributions may be made from the Plan until at least 30 days after the earliest to occur of the Employee's retirement, death, disability (as defined in the Savings and Investment Plan) or termination of employment with all Employers hereunder.
        2.9 FUNDING. Benefits payable under the Plan to any participant (or beneficiary thereof) shall be paid directly by the Company. Neither the Company nor any other Employer shall be required to fund, or otherwise segregate assets, to be used for payment of benefits under the Plan.
        2.10 PLAN YEAR. Each twelve-month period beginning on November 1 and ending on October 31 of the succeeding calendar year shall be considered a Plan Year.
        2.11 BENEFICIARY DESIGNATION. A participant may designate a beneficiary or beneficiaries to receive benefits payable hereunder in the event of a participant's death prior to distribution of the full value of his accounts hereunder. Such designation shall be in writing, on a form acceptable to the ERISA Administration Committee, and need not be the same designation made under the Savings and Investment Plan. In the event no beneficiary is named hereunder, the beneficiary designation under the Savings and Investment Plan shall be applicable hereunder.
        2.12 Annual Additions. For purposes of this Plan, a participant's Annual Additions shall include his Before-Tax Contributions and Employer Matching Contributions hereunder,





Kellogg Company
Supplemental Savings and Investment Plan                                 - 5 -
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plus any amounts credited to the participant's accounts under the Savings and
Investment Plan that would constitute annual additions within the meaning of
Section 415(c)(2) of the Code.





Kellogg Company
Supplemental Savings and Investment Plan                                - 6 -
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                                 Article III
                              GENERAL PROVISIONS

        3.1 PLAN ADMINISTRATION. The Plan shall be administered by the ERISA Administration Committee responsible for administration of the Savings and Investment Plan. The Administration Committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to the Plan as it has with respect to the Savings and Investment Plan.
        3.2 EMPLOYMENT RIGHTS. The establishment of the Plan shall not be construed to give any Employee the right to be retained in an Employer's service or to any benefits not specifically provided by the Plan, nor shall the establishment of the Plan in any manner modify the Employers' rights to modify, amend or terminate the Savings and Investment Plan.
        3.3 INTERESTS NOT TRANSFERRABLE. Except as to withholding of any tax under the laws of the United States or any State or locality, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any participant or beneficiary thereof shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Employer of such participant, in its discretion, may terminate the interest in any such benefits of the participant or beneficiary entitled thereto under the Plan and hold or apply them





Kellogg Company
Supplemental Savings and Investment Plan                                  - 7 -
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to or for the benefit of any such person or his spouse, children or other dependents, or any of them, in such manner as the Employer may deem proper.
        3.4 UNCLAIMED AMOUNT. Unclaimed amounts shall consist of the Plan accounts of a participant which cannot be distributed because of the ERISA Administration Committee's inability, after a reasonable search, to locate the participant or his beneficiary, as applicable, within a period of two (2) years after the payment of benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. After an unclaimed amount has been forfeited, the participant or beneficiary, as applicable, shall have no further right to his Plan benefit.
        3.5 CONTROLLING LAW. The law of Michigan, without regard to its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not pre-empted by the Employee Retirement Income Security Act of 1974, as it may be amended from time-to-time.
        3.6 GENDER AND NUMBER. Words in the masculine gender shall include the feminine, and the plural shall include the singular and the singular shall include the plural.
        3.7 EMPLOYER. The term "Employer" shall be used throughout this Plan to designate the respective Employer entities unless the context demands otherwise and each entity covering its Employees hereunder shall be deemed to be such only as to those participants who are on its payroll and, in each case only to the extent of the Compensation which it pays to these participants.
        3.8 CODE. As used in this Plan, "Code" means the Internal Revenue Code of 1986, as it may be amended from time-to-time. Reference to any section or subsection of the Code includes reference to any succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.





Kellogg Company
Supplemental Savings and Investment Plan                                 - 8 -
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        3.9       ACTION BY AN EMPLOYER.  Subject to Article VI, any action
required of, or permitted by, an Employer under the Plan shall be by resolution of the Board of Directors of such Employer, or if so authorized by resolution of the Board of Directors of the Employer, by any member of the ERISA Administration Committee or such other person(s) which the aforesaid Board of Directors shall designate.
        3.10 DEDUCTION OF TAXES FROM AMOUNTS PAYABLE. An Employer may deduct from the amount to be distributed under the Plan such amount as the Employer, in its sole discretion, deems proper for the payment of income, employment, death, succession, inheritance or other taxes with respect to benefits under the Plan.





Kellogg Company
Supplemental Savings and Investment Plan                                  - 9 -
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                                   Article IV
                                CLAIMS PROCEDURE

        4.1 INITIAL CLAIM FOR BENEFITS. Each participant or beneficiary (a "Claimant") may submit his claim for benefits to the Administrative Committee (or to such other person or persons as may be designated by the Administrative Committee) in writing in such form as is provided or approved by the Administrative Committee, which claim shall designate the date upon which the Claimant desires his benefits to commence. A claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under Sections 4.1 and 4.2.
                  When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the Claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty
(180) days after the date on which the claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the Claimant shall be given written notice which shall contain (1) the specific reasons for the denial, (2) references to pertinent plan provisions upon which the denial is based, (3) a description of any additional





Kellogg Company
Supplemental Savings and Investment Plan                                 - 10 -
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material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (4) the Claimant's rights to seek review of the denial.
        4.2 REVIEW OF CLAIM DENIAL. If a claim is denied, in whole or in part (or if within the time periods presented in Section 4.1 the Claimant has not received an approval or a denial and the claim is, therefore, deemed denied), the Claimant shall have the right to request that the Administrative Committee review the denial, provided that the Claimant files a written request for review with the Administrative Committee within sixty (60) days after the date on which the Claimant received written notification of the denial. A Claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrative Committee. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and references to plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a Claimant shall fail to file a request for review in accordance with the procedures described in Sections 4.1 and 4.2, such Claimant shall have no right to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.





Kellogg Company
Supplemental Savings and Investment Plan                                 - 11 -
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                                   Article V
                            SUBSIDIARY PARTICIPATION

        5.1 ADOPTION OF PLAN. Any commonly controlled entity with respect to the Company which has adopted the Savings and Investment Plan may, with the approval of the ERISA Administration Committee and under such terms and conditions as the ERISA Administration Committee may prescribe, adopt the Plan by resolution of its Board of Directors and thereby become an Employer hereunder.
        5.2 WITHDRAWAL FROM THE PLAN BY EMPLOYER. Any Employer other than the Company shall have the right, at any time, upon the approval of and under such conditions as may be prescribed by the ERISA Administration Committee, to withdraw from the Plan by delivering to the ERISA Administration Committee written notice of its election so to withdraw, provided however, that if a participant in the Plan who is an employee of the withdrawing Employer, or a beneficiary thereof, becomes entitled to a benefit under the Plan, such Plan benefits shall constitute an irrevocable obligation of the withdrawing Employer.





Kellogg Company
Supplemental Savings and Investment Plan                                 - 12 -
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                                  Article VI
                          AMENDMENT AND TERMINATION

        The Company by action of the Chairman of the Board, or resolution of the Board of Directors, reserves the right at any time to modify, amend or terminate the Plan, provided however, that no termination, amendment or modification of or to the Plan may, without written approval of a participant, reduce the total benefit payable under this Plan to an amount that is less than the amount that would have been payable to the participant under the Plan, assuming the participant retired, died or otherwise terminated employment as of the date of such termination, amendment or modification. Such amount shall constitute an irrevocable obligation of the Company or other applicable Employer.
        Executed this          day of                 , 1994.
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                                  KELLOGG COMPANY




                                  By:
                                      ----------------------------


ATTEST:




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Kellogg Company
Supplemental Savings and Investment Plan                                 - 13 -